Exhibit 10.39

Maximum Amount Mortgage Agreement

Agricultural Bank of China

Maximum Amount Mortgage Agreement

NO. 41906200900000502

Mortgagee (Full Name): Anyang Branch, Agricultural Bank of China
Mortgagor (Full Name): One: Henan Shuncheng Group Coal Coke Co., Ltd
                                        Two:
                                        Three:

Whereas the Mortgagor, of his own will, provides a mortgage of maximum amount for the creditor’s rights arising from a series of business Agreements (hereinafter referred to as the Principal Agreement) by and between the Mortgagee and Henan Shuncheng Group Coal Coke Co., Ltd which are signed in accordance with Article 1 under this Agreement. Each party of this Agreement enacts this Agreement by reaching consent through consultation in accordance with the law and provision of China.

Article 1  the Guaranteed Principal Creditor’s Rights and the Maximum Amount

1.1
The Mortgagor, of his own will, provide security to the following creditor’s rights between the Mortgagee and the Mortgagor, and the maximum amount of the guaranteed creditor’s rights is seventy five millions only RMB (￥75,000,000). The foreign currency transaction is converted in accordance with the selling price of the date of transaction under the Item (1) below.

(1)
The Mortgagee deals with the creditor’s rights from each agreed business from 25th June, 2009 to 24th June, 2010. This period is the determination period of guaranteed creditor’s rights of maximum amount. The aforesaid business includes: (subject to the item marking “√”)

√□Loan in RMB/Foreign Currency □Establishment of L/C derating the security deposit
□Packing loan   □Discount on commercial bill □Import documentary credit
□Letter of guarantee □Acceptance of commercial bill □Export documentary credit □other business:___/___
(2)
The following outstanding principal and its relevant interest, default interest, compound interest, expenses and etc are formed between the Mortgagee and debtor, and the interest, default interest, compound interest expenses and etc thereof are calculated in accordance with the relevant Principal Agreement till the date of actual liquidation.

Agreement Name	Agreement Number	Outstanding Principal	Currency

(The additional table added for the lack of table hereof is the component of this Agreement.)
1.2	The kind, amount, rate and time limit of each business transaction guaranteed hereof subject to the relevant legal documents or certificates.
1.3
Within the period and maximum amount of the mortgage agreed hereof, the Mortgagee does not need to deal with procedures of guarantee case by case when issuing the agreed loan or providing other bank credit

1.4
The currency of the business transaction occurs in the period and within the maximum amount of the mortgage is not limited, and the Mortgagor shall take the responsibility of guarantee by use of the same currency with the original one.

Article 2  Scope of the Guarantee

The scope of the guarantee includes the principal of creditor’s right, interest, default interest, compound interest, penalty, compensation for damage, litigation (arbitration) fee, lawyer fee, deposition fee, title transfer fee and all the expenses arising from the realization of the creditor’s rights and mortgage rights by the Mortgagee.
Regarding part exceeding the maximum amount due to change of currency rate, the Mortgagor shall bear the responsibility of guarantee of its own will.

Article 3  the Mortgage Property

3.1
The Mortgagor agrees to set the machinery equipment as the mortgage property. The aforesaid mortgage property refers to (list name and number): List of Chattel Mortgage, NO.41906200900000502-1. This list is an integral part hereof and has the equal legal effect of this Agreement.

3.2
The aforesaid mortgage property is priced provisionally in RMB of two hundred and seventy-five million three hundred and eighty-one thousand and sixty-six only (￥275,381,066), and the final value thereof is subject to the proceeds obtained from the actual disposition of mortgage property when realizing the mortgage rights.

Article 4  Warrants of the Mortgagor

4.1	The Mortgagor has got the authority as required by the mortgage hereof in accordance with the relevant regulations and procedures.
4.2	The Mortgagor has a complete and undisputed right of ownership or right of disposition on the mortgage property.
4.3	The mortgage property may be circulated or transferred legally.
4.4	The mortgage property is not sealed up, distained or placed under surveillance。
4.5	The Mortgagor shall honestly inform of the delinquent tax, the construction works proceeds of mortgage property and the conditions of the mortgage property which has already been pledged or rented.
4.6	The Mortgagor has got the consent of co-owners of the mortgage property in respect of the mortgage matters hereof.
4.7	In the period of mortgage, the Mortgagor shall inform the Mortgagee in written form promptly when one of the following conditions occurs:
(1)	The mortgage property is sealed up, distained, placed under surveillance or taken other coercive measures;
(2)
The Mortgagor changes its capital structure or the management system, including but not limited to contracting, leasing, remoulding of shareholding system, joint operation, consolidation, separation, joint venture, assets transfer and etc.

(3)	The Mortgagor is rescinded, the business license is revoked, ordered to close or other dismissal reasons occur.
(4)	The mortgager applies for bankruptcy, reformation and compromise or be applied for bankruptcy and reformation.
4.8	As of the mortgage property, there does not exist other conditions impacting the Mortgagee to realize the mortgage right.

Article 5  Effectiveness of the Mortgage Right

The effectiveness of the mortgage right is governed by the mortgage property’s accession things, accession rights, substitution objects, isolates, annexed things, mixtures, processed things and other properties and rights provided by laws and regulations.

Article 6  Possession and Management of the Mortgage Property

6.1
The mortgage property hereof is possessed and managed by the Mortgagor who has the obligation of appropriate management and reasonable using. The Mortgagee is entitled to supervise and check the management and using conditions of the mortgage property.

6.2
In the period of mortgage, the Mortgagor shall not bestow, transfer, rent, remortgage or take other dispositions in any manners to the mortgage property without the written consent of the Mortgagee. If the mortgager transfer, rent or dispose the mortgage property in any other manners with the written consent of the Mortgagee, the obtained proceeds shall be used to liquidate the guaranteed claims in advance or to be deposited.

6.3
In the period of mortgage, if the mortgage property is damaged, lost, expropriated, requisitioned, or owned by the third person due to annexation, mixture and processing, the Mortgagor shall take effective measures promptly to avoid the enlargement of damage and simultaneously inform the Mortgagee promptly in writing. The Mortgagee is entitled to enjoy the priority of having his claim satisfied with the obtained insurance proceeds or compensations; and the Mortgagee is entitled to request to liquidate the debt in advance or deposit if the performance period of the guaranteed claim does not expire.

6.4
In the period of mortgage, if the value of mortgage property reduces, the Mortgagee has the right to request the Mortgagor to restore the original value or provide security recognized by the Mortgagee corresponding to the amount of the lost value.

Article 7  Insurance of the Mortgage Property

7.1
The Mortgagor shall deal with the relevant insurance in accordance with the demand of the Mortgagee, and appoint the Mortgagee as the primary beneficiary of this insurance and deliver the policy originals to the Mortgagee.

7.2
The insurance premium is paid by the Mortgagor, who shall pay for the full insurance premium on time and perform other obligations under the insurance Agreement (including the insurance policy or other insurance certificates, hereinafter inclusive). In the period of the mortgage, the Mortgagor does not pay for the insurance premium or deal with the insurance (renewal of insurance) procedures, the Mortgagee is entitled to pay for it or deal with the procedure while the relevant expenses shall be borne by the Mortgagor. The mortgager agrees the Mortgagee to directly collect the aforesaid expenses from its account openedwith the Mortgagee.

7.3
In the period of the mortgage, the Mortgagor shall not modify, dismiss or terminate the insurance Agreement unilaterally or negotiating with the insurer without the written consent of the Mortgagee; and shall not waive claim right of the insurance benefit or right of claim against any third person.

7.4
In the period of the mortgage, if the insurance accident happens to the mortgage property, the Mortgagor shall inform the insurer and the Mortgagee promptly, and deals with the matters of claim for compensation. The Mortgagor who does not inform promptly or claim for compensation resulting in the loss of the Mortgagee, shall take the responsibility of compensation.

Article 8  Registration of the Mortgage

8.1
The Mortgagor shall deal with the registration procedures of the mortgage in relevant registration institution within five (5) days after this Agreement takes effect; the mortgage property’s certificate of other rights, registration documents of the mortgage or other certificates of other rights are possessed and managed by the Mortgagee.

8.2	In the period of the mortgage, if it is needed to deal with the registration procedure of modification with registration institution, the Mortgagor shall deal with the relevant procedures promptly.
8.3
In the period of the mortgage, if the Mortgagee intends to transfer the right of mortgage of maximum amount in accordance with this Agreement, the Mortgagor shall assist the Mortgagee and the transferee to deal with the relevant procedures of modification registration.

Article 9  Transfer of the Right of Mortgage

9.1	Before the claim of the guaranteed mortgage of maximum amount hereof is confirmed, the Mortgagee, who transfers partial rights of creditor, is entitled to transfer the relevant rights of mortgage.
9.2	After the creditor’s right guaranteed by mortgage of maximum amount hereof is confirmed, the Mortgagee, who transfers partial creditor’ rights, may not transfer the relevant rights of mortgage.

Article 10    Confirmation of the Guaranteed Creditor’s Right

The creditor’s right guaranteed by mortgage of maximum amount hereof is confirmed when one of the following conditions occurs:
10.1
The Expiration of determination term of the creditor’s right. Expiration includes the determination term expiration of the creditor’s right provided in Article 1 hereof, and the determination term expiration of the creditor’s right declared by the Mortgagee in advance in accordance with national laws and regulations or this Agreement. If the debtor breaks the obligations of the Principal Agreement or the Mortgagor breaks the obligation hereof, the Mortgagee is entitled to declare that the determination term of the creditor’s right is expired in advance.

10.2	New creditor’s right is impossible to happen.
10.3	The mortgage property is sealed up or distained.
10.4	The debtor or the Mortgagor is declared bankruptcy or dismissed.
10.5	Other conditions regarding determination of creditor’s right provided by laws and regulations.

Article 11    Realization of the Right of Mortgage

11.1
When one of the following conditions occurs, the Mortgagee is entitled to perform the right of mortgage, and consult with the Mortgagor to convert the mortgage property into money or take priority to get paid out of the proceeds from auction or sale of the mortgage property. If the obtained proceed is not enough to satisfy the guaranteed creditor’s right hereof, the Mortgagee may choose to use the proceeds to restore the capital, interest, default interest, compounding interest or expensed and etc.

(1)
In case the performance period of any debt under any Principal Agreement expires, but the Mortgagee has not been paid off. Expiration includes the expiration of debt performance period as stipulated under Principal Agreement, and the declared expiration ahead of time by the Mortgagee in accordance with national laws and regulations or this Agreement.

(2)	The debtor or the Mortgagor is dismissed, business license is revoked, ordered to be close down or taken upon other measures.
(3)	The debtor or the Mortgagor is accepted to apply for bankruptcy by the people’s court or to be ordered to reconciliation.
(4)	The debtor or the Mortgagor is dead, declared of disappearance or declared of death.
(5)	The mortgage property is sealed up, distained, placed under surveillance or taken other enforcement measures.
(6)	The mortgage property is damaged, lost, expropriated or requisitioned.
(7)	The Mortgagor does not restore the value of the mortgage property or provide for the relevant guarantee in accordance with the Mortgagee’s demand.
(8)	The Mortgagor breaks the obligations hereof.
(9)	Other conditions affects severely the realization of right of mortgage hereof.
11.2
If there exist two or more Mortgagors with a real right (including the mortgage property provided by the debtor) simultaneously, the Mortgagee is entitled to perform the real right for mortgage in respect of any or each real right.

11.3
If the Mortgagor is a third person beyond the debtor and the debtor provides the guarantee of property for the guaranteed creditor’ right, and the Mortgagee waives this real right for mortgage, mortgage priority or modifies the real right for guarantee, the Mortgagor agrees to continue providing guaranteed mortgage for the claim under the Principal Agreement in accordance with this Agreement. This Real Right for Mortgage is formed in the guarantee of property provided by the debtor for the creditor’s right under the Principal Agreement.

Article 12    Liability for Breach of Agreement

12.1	After this Agreement comes into effect, the Mortgagee who does not perform the Agreement obligation resulting in the loss of the Mortgagor shall take the relevant liability of compensation.
12.2
The Mortgagor who has one of the following circumstances shall pay for penalty to the Mortgagee at_____ percentage (____ %) of the maximum balance of the guaranteed creditor’s right hereof; in addition, the Mortgagor shall pay for the full compensation simultaneously if resulting in loss of the Mortgagee.

(1)	Does not get the legal and effective authority as required by the mortgage hereof;
(2)
Does not accurately inform of the delinquent tax, the construction works proceeds of mortgage property, and the conditions of existing the intercommunity, disputes, demurrals, mortgage property being mortgaged or rented or being sealed up, distained or place under surveillance;

(3)	Does not deal with the registration procedures in accordance with this Agreement;
(4)	Does any unauthorized disposition of the mortgage property without the written consent of the Mortgagee;
(5)	Does not restore the value of the mortgage property or provide for the relevant guarantee in accordance with the Mortgagee’s demand;
(6)	Other behaviors which breach this Agreement or impact the achievement of the right of mortgage.

Article 13    Bearing of the Expenses

The expenses of registration, evaluation, insurance, identification, notarization, deposition of the mortgage property are borne by the Mortgagor.

Article 14    Solutions to Conflicts

Any conflicts arising from the performance of this Agreement shall be settled through the negotiation by both parties, or resolved through method _____ of the following ways:

14.1	Litigation. Any litigation shall be subject to the jurisdiction of the people’s court in the Creditor’s location.

14.2	Arbitration. The conflicts shall be submitted to ____/____ (name of the arbitral institution) and resolved in accordance with its applicable rules.

During the period of litigation or arbitration, the other clauses not in dispute shall be performed continuously.

Article 15    Other Issues

No.1: The Mortgagor shall actively check the debtor’s operation condition and occurrence and performance conditions of each business hereunder. The Principal Agreement, related legal documents or notes will not be served to the Mortgagor.

No.2: /.

Article 16    Execution of the Agreement

The agreement will come into effectiveness upon the signature or stamp by both sides.

Article 17

This agreement is executed in four originals, and one for each party, one for the debtor and one for registration authority, each with the same legal effectiveness.

Article 18    Note

The Mortgagee has required the Mortgagor to understand every single clause fully and accurately; and the creditor has explained relevant articles upon the Mortgagor’s request; thus, both parties have achieved common understanding as of this agreement.

Mortgagee:

             (Seal)

Legal Representative

/Authorized Representative:     the signature   [illegible]

Mortgagor: Henan Shuncheng Group Coal Coke Co., Ltd

(Seal)

Legal Representative
/Authorized Representative:   the signature     /s/ Wang Xinshun

Execution Date: 25th June, 2009

Execution Place: Anyang Branch, Agricultural Bank of China